NEWS RELEASE	Exhibit 99.1

RIVERVIEW FINANCIAL CORPORATION

REPORTS THIRD QUARTER AND YEAR TO DATE EARNINGS FOR 2021

HARRISBURG, PA, October 18, 2021 / PRNEWSWIRE / Riverview Financial Corporation (the “Company” or “Riverview”) (NASDAQ: RIVE), the holding company for Riverview Bank (the “Bank”), today reported net income of $3.1 million, or $0.33 per basic and diluted weighted average common share, for the third quarter of 2021, compared to net income of $695 thousand, or $0.08 per basic and diluted weighted average common share, for the third quarter of 2020. For the nine months ended September 30, 2021, Riverview reported net income of $11.0 million, or $1.17 per basic and diluted weighted average common share, compared to a net loss of $22.8 million, or $(2.46) per basic and diluted weighted average common share, for the same period last year.

Major factors impacting 2021 earnings included the acceleration of income earned on Paycheck Protection Program (“PPP”) loans, the recognition of a deposit premium on branch sales and the recovery of the provision for loan losses. During the nine months of 2021, SBA forgiveness of PPP loans increased causing an acceleration in the recognition of fees as these loans were paid off. Net interest income generated from PPP loans totaled $2.3 million in the third quarter and $6.4 million in the nine months ended September 30, 2021. The Company sold its branch office located in Meyersdale and related liabilities of the Meyersdale and Somerset branches, resulting in the recognition of $1.6 million of noninterest income in the form of a deposit premium in 2021. The $735 thousand recovery of provision for loan losses recognized in 2021 was due to experiencing continued stability in the credit quality of the loan portfolio since the onset of the pandemic, as well as evidence of an overall mitigation of related risks factors. As a result of the uncertainty of the magnitude and longevity of the impact of COVID-19, the Company bolstered its allowance for loan losses through additional provisions totaling $6.3 million in 2020 due primarily to increased qualitative factors for the economy and concentrations in industries specifically affected by the virus. Current national and local economic conditions reflect a more stable economic climate in 2021 compared with the previous year. The Company was able to decrease its qualitative factors based on the elimination of customers’ need for CARES Act payment deferrals, improvements in industries most likely to be affected by the pandemic, and continued stability in the credit quality metrics of the loan portfolio. Despite the improvements brought on by medical advances, government assistance programs and their positive impacts on employment and consumer and business activity, future credit loss provisions are subject to significant uncertainty as the pandemic recovery continues to unfold.

The major factors causing the reported net loss of $22.8 million for the nine months ended September 30, 2020 were a non-cash charge related to the recognition of goodwill impairment and an increase in the provision for loan losses, both stemming from the COVID-19 pandemic. The goodwill impairment of $24.8 million recorded in the second quarter of 2020 had no impact on tangible book value, regulatory capital ratios, liquidity and the Company’s cash balances. For the three and nine months ended September 30, 2020, the provisions for loan losses totaled $1.8 million and $5.7 million, respectively.

On June 30, 2021, Riverview entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Mid Penn Bancorp, Inc. (“Mid Penn”) pursuant to which Riverview will merge with and into Mid Penn (the “Merger”), with Mid Penn being the surviving corporation in the Merger. Upon consummation of the Merger, Riverview Bank, a wholly-owned subsidiary of Riverview, will be merged with and into Mid Penn Bank, a wholly-owned subsidiary of Mid Penn, with Mid Penn Bank being the surviving bank in the Bank Merger. The Merger Agreement was unanimously approved by the boards of directors of Mid Penn and Riverview. Subject to customary and required regulatory and shareholder approval, it is anticipated the Merger will be consummated in the fourth quarter of 2021.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible book value per share and return on average tangible stockholders’ equity. Riverview believes these non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measures is provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from the non-GAAP financial measures other financial institutions use to measure their results of operations.

President and Chief Executive Officer, Brett D. Fulk, commented, “We are happy to report third quarter 2021 earnings, demonstrating continued core profitability improvement due, in part, to efficiency initiatives and enhanced focus on increasing sources of non-interest income. The Riverview team has worked tirelessly over the past twenty-four months to create a core earning organization with a healthy credit portfolio and balance sheet, which I believe will add significant value to the Mid Penn Bank franchise upon the completion of the previously disclosed acquisition transaction, pending regulatory and shareholder approvals. Highlights for the quarter and Year-to-Date include:

•	Return on average stockholders’ equity and return on average assets were 11.61% and 1.01% for the third quarter and 14.31% and 1.13% for the nine months ended September 30, 2021.

•	Tangible book value increased $1.29 per share, or 12.8%, to $11.33 per share at September 30, 2021, from $10.04 per share at September 30, 2020.

•	Tangible stockholders’ equity to tangible assets grew to 8.54% at September 30, 2021, from 6.88% at September 30, 2020.

•	Tax-equivalent net interest income improved to $31.2 million for the nine months ended September 30, 2021, compared to $29.1 million for the comparable quarter of 2020.

•	Total interest-bearing deposit costs declined 22 basis points to 0.34% for the third quarter 2021, compared to 0.56% for the same quarter 2020.

•	Operating efficiency ratio improved to 67.94% in the third quarter of 2021, compared to 77.46% in the comparable quarter of 2020.

•

Nonperforming assets totaled $13.4 million, or 1.54% of loans, net and foreclosed assets at September 30, 2021. Excluding performing troubled debt restructured loans, nonperforming assets represented 0.48% of loans, net and foreclosed assets at the end of the third quarter 2021.

•	For the nine months ended September 30, net charge-offs to average loans, net were 0.08% in 2021 and 0.20% in 2020.

•	The allowance for loan losses represented 1.25% of loans, net at September 30, 2021, compared to 1.00% of loans, net at September 30, 2020.

•	The allowance for loan losses as a percentage of nonperforming assets coverage ratio, excluding accruing restructured loans, was 259.62% at September 30, 2021.”

INCOME STATEMENT REVIEW

The tax-equivalent net interest margin for the three months ended September 30, 2021, increased to 3.57% from 3.26% for the comparable period of 2020. The tax-equivalent yield on the loan portfolio increased to 4.80% in the third quarter of 2021 compared to 3.94% in third quarter of 2020. Investments yielded 1.96% on a tax-equivalent basis in the third quarter of 2021 compared to 2.33% for the same period last year. For the three months ended September 30, the cost of deposits decreased 22 basis points to 0.34% in 2021 from 0.56% in 2020. Average loans, net declined to $905.6 million in the third quarter of 2021 from $1.2 billion in the third quarter of 2020 primarily as a result of the acceleration in PPP loan forgiveness. Average investments totaled $135.8 million in 2021 and $76.9 million in 2020. Average interest-bearing liabilities decreased to $918.1 million in 2021 from $1.1 billion in 2020 from the repayment of the PPPLF utilized to fund PPP loans.

For the nine months ended September 30, tax-equivalent net interest income increased $2.1 million to $31.2 million in 2021 from $29.1 million in 2020. The Company recognized net interest income on PPP loans totaling $6.4 million for the nine months ended September 30, 2021 compared to $2.5 million for the same period last year. For the nine months ended September 30, tax-equivalent net interest margin was 3.39% in 2021 compared to 3.37% in 2020. The tax-equivalent yield on the loan portfolio increased to 4.38% in the nine months ended September 30, 2021 compared to 4.18% for the same period in 2020. For the nine months ended September 30, investments yielded 2.01% on a tax-equivalent basis in 2021 compared to 2.69% for the same period last year. The cost of deposits decreased 33 basis points to 0.38% in the nine months of 2021 from 0.71% for the same period in 2020. The cost of interest-bearing liabilities decreased to 0.57% in the nine months of 2021 from 0.71% in the nine months of 2020. Loans averaged $1.0 billion for the nine months ended September 30, 2021 and 2020. Average investments totaled $139.5 million in 2021 and $75.2 million in 2020. Average interest-bearing liabilities totaled $998.1 million in 2021 from $956.3 billion in 2020.

The Company did not require a charge in the form of a provision for loan losses for the third quarter of 2021 based on its analysis of the adequacy of the allowance at September 30, 2021. For the nine months ended September 30, 2021, the Company reported a recovery of provision for loan losses of $735 thousand. As aforementioned, the recapture of the provision for loan losses was a result of waning risk factors associated with the continued recovery from the impact of the pandemic, coupled with credit portfolio performance trends. Conversely, the Company recognized charges in the form of a provision for loan losses of $1.8 million and $5.7 million for the three and nine months ended September 30, 2020. The provision for loan losses was the combined result of loan growth, increases in historical loss factors, and changes in qualitative factors related to the allowance for loan losses reserve associated with the effects of COVID-19 as of September 30, 2020.

For the quarter ended September 30, noninterest income totaled $2.1 million in 2021 compared to $2.2 million in 2020. Service charges, fees and commissions improved $149 thousand or 13.6%. Trust and wealth management income increased $48 thousand comparing the third quarters of 2021 and 2020. Mortgage banking income decreased $297 thousand in the third quarter of 2021 compared to the same period of 2020 due to a reduction in residential refinance mortgage activity.

For the nine months ended September 30, noninterest income increased $1.2 million in 2021 to $8.3 million from $7.1 million in 2020. The primary contributors to the overall increase were the recognition of the premium on the deposit sale offset partially by decreases of $498 thousand in gains on the sale of investment securities and $460 thousand in mortgage banking income. Trust commissions and wealth management income increased $215 thousand comparing the nine months ended September 30, 2021 and 2020.

Noninterest expense decreased $1.4 million, or 13.9%, to $8.6 million for the three months ended September 30, 2021, from $10.0 million for the same period last year. The decrease was primarily due to realizing selective cost savings from efficiency initiatives which began in the fourth quarter of 2019. For the nine months ended September 30, noninterest expense decreased to $26.5 million in 2021 compared to $53.1 million for the same period in 2020. Excluding the $24.8 million goodwill impairment charge recognized in the nine month ended September 30, 2020, noninterest expense would have decreased by $1.9 million or 6.6% from $28.4 million in 2020 to $26.5 million in 2021.

BALANCE SHEET REVIEW

Total assets, loans, net, and deposits totaled $1.2 billion, $866.1 million, and $1.1 billion, respectively, at September 30, 2021. For the three months ended September 30, 2021, total assets and deposits increased $28.1 million and $25.1 million, respectively. Loans, net decreased $82.6 million in the third quarter of 2021 as business lending, including commercial and commercial real estate loans, decreased $63.2 million due primarily to SBA forgiveness payments on PPP loans. For this same period, construction lending decreased $13.7 million while retail lending, which includes residential mortgage, home equity and consumer loans, decreased $5.7 million. Total investments decreased $16.3 million in the third quarter of 2021. The growth in total deposits consisted of increases in noninterest-bearing deposits of $8.7 million and interest-bearing deposits of $16.4 million. As a percentage of total deposits, noninterest-bearing deposits amounted to 18.0% at September 30, 2021 and 17.1% at December 31, 2020. For the nine months ended September 30, 2021, total assets and loans, net decreased $114.8 million and $273.1 million, respectively, while deposits increased $54.1 million. Total investments increased to $131.7 million at September 30, 2021, compared to $103.7 million at December 31, 2020 as security purchases more than offset payments and prepayments.

Stockholders’ equity totaled $107.6 million, or $11.49 per share, at September 30, 2021 and $97.4 million, or $10.47 per share, at December 31, 2020. The increase in stockholders’ equity for the nine months ended September 30, 2021 was due primarily to recognizing earnings partially offset by a change in accumulated other comprehensive income. Tangible stockholders’ equity per common share increased to $11.33 at September 30, 2021, compared to $10.26 at December 31, 2020.

ASSET QUALITY REVIEW

Nonperforming assets were $13.4 million, or 1.54% of loans, net, and foreclosed assets at September 30, 2021, $12.0 million, or 1.26%, at June 30, 2021, and $13.0 million, or 1.12%, at September 30, 2020. Nonaccrual loans, accruing troubled debt restructured loans and foreclosed assets decreased $103 thousand, $87 thousand, and $219 thousand, respectively, in the three months ended September 30, 2021. The majority of the $9.2 million balance in accruing troubled debt restructured loans at the end of the third quarter 2020 was due primarily to one commercial real estate relationship. Adjusting for accruing restructured loans, nonperforming assets were $4.2 million, or 0.48% of loans, net and foreclosed assets at September 30, 2021. Accruing loans past due 90 days or more increased $1.8 million in the third quarter of 2021 was due to one commercial real estate relationship. The allowance for loan losses balance equaled $10.8 million, or 1.25%, of loans, net, at September 30, 2021, compared to $11.6 million, or 1.00%, of loans, net, at September 30, 2020. The coverage ratio, the allowance for loan losses as a percentage of nonperforming assets, was 81.1% at September 30, 2021. Loans charged-off, net of recoveries, for the nine months ended September 30, 2021 equaled $631 thousand, or 0.08% of average loans, compared to $1.5 million, or 0.20%, for the same period last year.

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry and Schuylkill Counties through 23 community banking offices and three limited purpose offices. Each full-service community banking office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

SOURCE: Riverview Financial Corporation

Contact: Scott A. Seasock, CFO at 717.827.4039 or sseasock@riverviewbankpa.com

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation, Riverview Bank, and its subsidiaries (collectively, “Riverview”) that may be considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Riverview claims the protection of the statutory safe harbors for forward-looking statements.

Riverview cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting Riverview’s operations, pricing, products and services and other factors that may be described in Riverview’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time. Beginning with the first quarter of 2020, the COVID-19 pandemic continues to have an adverse impact on the Company, its customers and the communities it serves. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on the Company’s business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated and when and how the economy may be back to normal. As the result of the COVID-19 pandemic and the related adverse local and national economic consequences, the Company could be subject to any of the following risks, any of which could have a material, adverse effect on the Company’s business, financial condition, liquidity, and results of operations: the demand for Bank’s products and services may decline, making it difficult to grow assets and income; if the economy is unable to continue to substantially reopen, and higher levels of unemployment persist, loan delinquencies, problem assets, and foreclosures may increase, resulting in increased charges and reduced income; collateral for loans, especially real estate, may decline in value, which could cause loan losses to increase; the Company’s allowance for loan losses may increase if borrowers experience financial difficulties, which will adversely affect the Company’s net income; the net worth and liquidity of loan guarantors may decline, impairing their ability to honor commitments to the Company; as the result of the decline in the Federal Reserve Board’s target federal funds rate to near 0%, the yield on the Company’s assets may decline to a greater extent than the decline in the Company’s cost of interest-bearing liabilities, continue reducing the Company’s net interest margin and spread and net income; the Company’s wealth management revenues may decline with continuing market turmoil; and the Company’s cybersecurity risks are increased as the result of an increase in the number of employees working remotely. The risk factors associated with this event could have a material adverse effect on significant estimates, operations and business results of Riverview. Significant estimates as disclosed in Riverview’s Forms 10-K and 10-Q include allowance for loan losses, fair value of financial instruments, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loan, determination of other-than-temporary impairment losses on securities, impairment of goodwill and intangible assets.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Riverview assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and Core net income ratios. The reported results included in this press release contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Riverview Financial Corporation

Five Quarter Trend

(In thousands, except per share data)

	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Key performance data:
Per common share data:
Net income (loss)	$0.33	$0.51	$0.33	$0.17	$0.08
Core net income (1)	$0.35	$0.53	$0.31	$0.17	$0.07
Cash dividends declared	$0.00	$0.00	$0.00	$0.00	$0.00
Book value	$11.49	$11.15	$10.55	$10.47	$10.28
Tangible book value (1)	$11.33	$10.97	$10.36	$10.26	$10.04
Market value:
High	$13.27	$13.36	$10.82	$9.50	$7.77
Low	$12.13	$9.87	$9.01	$6.76	$5.25
Closing	$13.07	$11.43	$10.45	$9.15	$6.76
Market capitalization	$122,361	$107,007	$97,695	$85,154	$62,729
Common shares outstanding	9,361,967	9,361,967	9,348,831	9,306,442	9,279,503

Selected ratios:

Return on average stockholders’ equity	11.61%	18.88%	12.55%	6.51%	2.88%

Core return on average stockholders’ equity (1)	12.36%	19.60%	11.75%	6.51%	2.88%

Return on average tangible stockholders’ equity (1)	11.79%	19.20%	12.78%	6.66%	2.95%

Core return on average tangible stockholders’ equity (1)	12.55%	19.94%	11.97%	6.66%	2.95%

Tangible stockholders’ equity to tangible assets (1)	8.54%	8.47%	7.05%	7.05%	6.88%

Return on average assets	1.01%	1.46%	0.91%	0.46%	0.20%

Core return on average assets (1)	1.07%	1.52%	0.85%	0.46%	0.20%

Stockholders’ equity to total assets	8.66%	8.59%	7.17%	7.18%	7.03%

Efficiency ratio (2)	67.94%	63.58%	68.94%	76.13%	77.46%

Nonperforming assets to loans, net, and foreclosed assets	1.54%	1.26%	1.20%	1.05%	1.12%

Net charge-offs to average loans, net	0.01%	0.21%	0.02%	0.02%	(0.02)%

Allowance for loan losses to loans, net	1.25%	1.15%	1.11%	1.07%	1.00%

Earning assets yield (FTE) (3)	4.00%	4.04%	3.54%	3.74%	3.73%

Cost of funds	0.55%	0.56%	0.59%	0.63%	0.56%

Net interest spread (FTE) (3)	3.45%	3.48%	2.95%	3.11%	3.17%

Net interest margin (FTE) (3)	3.57%	3.59%	3.04%	3.21%	3.26%

(1)	See Reconciliation of Non-GAAP financial measures.
(2)

Total noninterest expense less amortization of intangible assets and goodwill impairment charge divided by tax-equivalent net interest income and noninterest income less net gain (loss) on sale of investment securities available-for-sale.

(3)	Tax-equivalent adjustments were calculated using the prevailing federal statutory tax rate.

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Nine Months Ended	Sep 30 2021	Sep 30 2020
Interest income:
Interest and fees on loans:
Taxable	$32,615	$31,649
Tax-exempt	538	704
Interest and dividends on investment securities:
Taxable	1,537	1,291
Tax-exempt	440	176
Interest on interest-bearing deposits in other banks	64	112
Total interest income	35,194	33,932

Interest expense:
Interest on deposits	2,491	4,384
Interest on short-term borrowings		28
Interest on long-term debt	1,752	652
Total interest expense	4,243	5,064
Net interest income	30,951	28,868
(Recovery of) provision for loan losses	(735)	5,656
Net interest income after (recovery of) provision for loan losses	31,686	23,212

Noninterest income:
Service charges, fees and commissions	5,477	3,491
Commissions and fees on fiduciary activities	804	669
Wealth management income	716	636
Mortgage banking income	440	900
Life insurance investment income	552	578
Net gain on sale of investment securities available-for-sale	317	815
Total noninterest income	8,306	7,089

Noninterest expense:
Salaries and employee benefits expense	14,472	15,452
Net occupancy and equipment expense	3,084	3,676
Amortization of intangible assets	396	509
Goodwill impairment		24,754
Net (benefit) cost of operation of other real estate owned	(44)	40
Other expenses	8,597	8,713
Total noninterest expense	26,505	53,144
Income (loss) before income taxes	13,487	(22,843)
Provision (benefit) for income tax expense	2,532	(49)
Net income (loss)	$10,955	$(22,794)
Other comprehensive income (loss):
Unrealized gain (loss) on investment securities available-for-sale	$(1,725)	$2,007
Reclassification adjustment for gain included in net income	(317)	(815)
Change in pension liability
Change in cash flow hedge	427	11
Income tax expense (benefit) related to other comprehensive income	(339)	253
Other comprehensive income (loss), net of income taxes	(1,276)	950
Comprehensive income (loss)	$9,679	$(21,844)

Per common share data:
Net income (loss):
Basic	$1.17	$(2.46)
Diluted	$1.17	$(2.46)
Average common shares outstanding:
Basic	9,353,546	9,248,856
Diluted	9,366,293	9,248,856
Cash dividends declared	$0.00	$0.15

Riverview Financial Corporation

Consolidated Statements of Income (Loss)

(In thousands, except per share data)

Three months ended	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Interest income:
Interest and fees on loans:
Taxable	$10,738	$11,529	$10,348	$11,403	$11,265
Tax-exempt	180	182	176	179	223
Interest and dividends on investment securities available-for-sale:
Taxable	490	553	494	411	360
Tax-exempt	144	144	152	113	71
Interest on interest-bearing deposits in other banks	40	15	9	8	11
Total interest income	11,592	12,423	11,179	12,114	11,930

Interest expense:
Interest on deposits	746	822	923	1,035	1,200
Interest on short-term borrowings
Interest on long-term debt	521	585	646	684	304
Total interest expense	1,267	1,407	1,569	1,719	1,504
Net interest income	10,325	11,016	9,610	10,395	10,426
(Recovery of ) provision for loan losses		(735)		626	1,844
Net interest income after (recovery of) provision for loan losses	10,325	11,751	9,610	9,769	8,582

Noninterest income:
Service charges, fees and commissions	1,248	2,755	1,474	642	1,099
Commissions and fees on fiduciary activities	250	294	260	292	246
Wealth management income	264	238	214	240	220
Mortgage banking income	104	185	151	333	401
Life insurance investment income	178	196	178	177	192
Net gain on sale of investment securities available-for-sale	44	27	246
Total noninterest income	2,088	3,695	2,523	1,684	2,158

Noninterest expense:
Salaries and employee benefits expense	4,511	5,494	4,467	4,755	5,411
Net occupancy and equipment expense	1,040	854	1,190	1,465	1,428
Amortization of intangible assets	132	132	132	309	170
Goodwill impairment
Net cost (benefit) of operation of other real estate owned	(22)	7	(29)	15	51
Other expenses	2,933	3,037	2,627	3,020	2,918
Total noninterest expense	8,594	9,524	8,387	9,564	9,978
Income before income taxes	3,819	5,922	3,746	1,889	762
Income tax expense	704	1,142	686	306	67
Net income	$3,115	$4,780	$3,060	$1,583	$695

Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	25	1,279	$(3,029)	$94	$114
Reclassification adjustment for gain included in net income	(44)	(27)	(246)
Change in pension liability				166
Change in cash flow hedge	54	(284)	657	161	49
Income tax expense (benefit) related to other comprehensive income (loss)	8	203	(550)	88	35
Other comprehensive income (loss), net of income taxes	27	765	(2,068)	333	128
Comprehensive income	$3,142	$5,545	$992	$1,916	$823
Per common share data:
Net income:
Basic	$0.33	$0.51	$0.33	$0.17	$0.08
Diluted	$0.33	$0.51	$0.33	$0.17	$0.08
Average common shares outstanding:
Basic	9,361,967	9,357,153	9,341,291	9,287,196	9,273,666
Diluted	9,390,160	9,366,651	9,341,533	9,287,196	9,273,666
Cash dividends declared	$0.00	$0.00	$0.00	$0.00	$0.00

Riverview Financial Corporation

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

Three months ended	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Net interest income:
Interest income
Loans, net:
Taxable	$10,738	$11,529	$10,348	$11,403	$11,265
Tax-exempt	228	230	223	227	282
Total loans, net	10,966	11,759	10,571	11,630	11,547
Investments:
Taxable	490	553	494	411	360
Tax-exempt	182	183	192	143	90
Total investments	672	736	686	554	450
Interest on interest-bearing balances in other banks	40	15	9	8	11
Total interest income	11,678	12,510	11,266	12,192	12,008
Interest expense:
Deposits	746	822	923	1,035	1,200
Short-term borrowings
Long-term debt	521	585	646	684	304
Total interest expense	1,267	1,407	1,569	1,719	1,504
Net interest income	$10,411	$11,103	$9,697	$10,473	$10,504

Yields on earning assets:
Loans, net:
Taxable	4.87%	4.65%	3.83%	4.00%	3.95%
Tax-exempt	2.95%	2.98%	3.36%	3.29%	3.57%
Total loans, net	4.80%	4.60%	3.82%	3.98%	3.94%
Investments:
Taxable	2.13%	2.11%	2.19%	2.04%	2.17%
Tax-exempt	1.63%	1.65%	1.88%	2.98%	3.31%
Total investments	1.96%	1.97%	2.09%	2.22%	2.33%
Interest-bearing balances with banks	0.14%	0.09%	0.10%	0.09%	0.11%
Total earning assets	4.00%	4.04%	3.54%	3.74%	3.73%
Costs of interest-bearing liabilities:
Deposits	0.34%	0.38%	0.43%	0.49%	0.56%
Short-term borrowings
Long-term debt	3.98%	1.87%	1.25%	1.15%	0.56%
Total interest-bearing liabilities	0.55%	0.56%	0.59%	0.63%	0.56%
Net interest spread	3.45%	3.48%	2.95%	3.11%	3.17%
Net interest margin	3.57%	3.59%	3.04%	3.21%	3.26%

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands, except per share data)

At period end	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Assets:
Cash and due from banks	$10,842	$9,849	$9,496	$13,511	$10,646
Interest-bearing balances in other banks	175,236	47,659	53,668	36,270	21,312
Investment securities available-for-sale	131,705	148,048	155,863	103,695	98,846
Loans held for sale	443	180	2,502	4,338	4,547
Loans, net	866,140	948,740	1,091,824	1,139,239	1,163,442
Less: allowance for loan losses	10,834	10,867	12,140	12,200	11,624
Net loans	855,306	937,873	1,079,684	1,127,039	1,151,818
Premises and equipment, net	16,983	17,448	17,991	18,147	18,419
Accrued interest receivable	2,604	3,532	4,189	4,216	3,218
Goodwill
Other intangible assets, net	1,522	1,654	1,786	1,918	2,227
Other assets	48,152	48,498	49,661	48,420	45,739
Total assets	$1,242,793	$1,214,741	$1,374,840	$1,357,554	$1,356,772

Liabilities:
Deposits:
Noninterest-bearing	$192,556	$183,893	$197,360	$173,600	$178,168
Interest-bearing	877,018	860,622	883,568	841,860	853,145
Total deposits	1,069,574	1,044,515	1,080,928	1,015,460	1,031,313
Short-term borrowings
Long-term debt	52,004	51,956	180,644	228,765	217,031
Accrued interest payable	847	504	1,347	1,038	591
Other liabilities	12,792	13,401	13,298	14,859	12,413
Total liabilities	1,135,217	1,110,376	1,276,217	1,260,122	1,261,348

Stockholders’ equity:
Common stock	103,127	103,058	102,861	102,662	102,672
Capital surplus	292	292	292	292	190
Retained earnings (accumulated deficit)	4,498	1,383	(3,397)	(6,457)	(8,040)
Accumulated other comprehensive income (loss)	(341)	(368)	(1,133)	935	602
Total stockholders’ equity	107,576	104,365	98,623	97,432	95,424
Total liabilities and stockholders’ equity	$1,242,793	$1,214,741	$1,374,840	$1,357,554	$1,356,772

Riverview Financial Corporation

Consolidated Balance Sheets

(In thousands except per share data)

Average quarterly balances	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Assets:
Loans, net:
Taxable	$874,894	$995,457	$1,095,594	$1,134,149	$1,134,625
Tax-exempt	30,707	30,950	26,952	27,425	31,451
Total loans, net	905,601	1,026,407	1,122,546	1,161,574	1,166,076
Investments:
Taxable	91,443	105,196	91,549	79,996	66,049
Tax-exempt	44,323	44,528	41,443	19,102	10,812
Total investments	135,766	149,724	132,992	99,098	76,861
Interest-bearing balances with banks	116,541	65,411	36,101	35,381	38,334
Total earning assets	1,157,908	1,241,542	1,291,639	1,296,053	1,281,271
Other assets	70,093	71,971	72,586	70,815	73,079
Total assets	$1,228,001	$1,313,513	$1,364,225	$1,366,868	$1,354,350

Liabilities and stockholders’ equity:
Deposits:
Noninterest-bearing	$189,996	$194,466	$176,895	$173,629	$175,402
Interest-bearing	866,074	878,945	863,765	847,124	853,782
Total deposits	1,057,070	1,073,411	1,040,660	1,020,753	1,029,184
Short-term borrowings
Long-term debt	51,982	125,441	209,781	236,043	217,021
Other liabilities	13,515	13,093	14,861	13,389	12,135
Total liabilities	1,121,567	1,211,945	1,265,302	1,270,185	1,258,340
Stockholders’ equity	106,434	101,568	98,923	96,683	96,010
Total liabilities and stockholders’ equity	$1,228,001	$1,313,513	$1,364,225	$1,366,868	$1,354,350

Riverview Financial Corporation

Asset Quality Data

(In thousands)

	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
At quarter end:
Nonperforming assets:
Nonaccrual loans	$2,293	$2,396	$2,828	$1,421	$3,225
Accruing restructured loans	9,189	9,276	9,939	9,963	9,648
Accruing loans past due 90 days or more	1,880	91	165	156	108
Foreclosed assets		219	219	422	25
Total nonperforming assets	$13,362	$11,982	$13,151	$11,962	$13,006

Three months ended:
Allowance for loan losses:
Beginning balance	$10,867	$12,140	$12,200	$11,624	$9,736
Charge-offs	57	611	94	100	42
Recoveries	24	73	34	50	86
(Recovery of) provision for loan losses		(735)		626	1,844
Ending balance	$10,834	$10,867	$12,140	$12,200	$11,624

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Core net income (loss) per common share:
Net income (loss)	$3,115	$4,780	$3,060	$1,583	$695
Adjustments:
Less: Gain on sale of investment securities, net of tax	35	22	194
Add: Acquisition related expenses, net of tax	236	206
Add: Goodwill impairment, net of tax
Net income – Core	$3,316	$4,964	$2,866	$1,583	$695

Average common shares outstanding	9,361,967	9,357,153	9,341,291	9,287,196	9,273,666
Core net income per common share	$0.35	$0.53	$0.31	$0.17	$0.07

Tangible book value:
Total stockholders’ equity	$107,576	$104,365	$98,623	$97,432	$95,424
Less: Goodwill
Less: Other intangible assets, net	1,522	1,654	1,786	1,918	2,227
Total tangible stockholders’ equity	$106,054	$102,711	$96,837	$95,514	$93,197

Common shares outstanding	9,361,967	9,361,967	9,348,831	9,306,442	9,279,503

Tangible book value per share	$11.33	$10.97	$10.36	$10.26	$10.04

Tangible stockholders’ equity to tangible assets:
Total stockholders’ equity	$107,576	$104,365	$98,623	$97,432	$95,424
Less: Goodwill
Less: Other intangible assets, net	1,522	1,654	1,786	1,918	2,227
Total tangible stockholders’ equity	$106,054	$102,711	$96,837	$95,514	$93,197

Total assets	$1,242,793	$1,214,741	$1,374,840	$1,357,554	$1,356,772
Less: Goodwill
Less: Other intangible assets, net	1,522	1,654	1,786	1,918	2,227
Total tangible assets	$1,241,271	$1,213,087	$1,373,054	$1,355,636	$1,354,545

Tangible stockholders’ equity to tangible assets	8.54%	8.47%	7.05%	7.05%	6.88%

Core return on average stockholders’ equity:
Net income (loss) GAAP	$3,115	$4,780	$3,060	$1,583	$695
Adjustments:
Less: Gain on sale of investment securities, net of tax	35	22	194
Add: Acquisition related expenses, net of tax	236	206
Add: Goodwill impairment, net of tax
Net income – Core	$3,316	$4,964	$2,866	$1,583	$695

Average stockholders’ equity	$106,434	$101,568	$98,923	$96,683	$96,010
Core return on average stockholders’ equity	12.36%	19.60%	11.75%	6.51%	2.88%

Return on average tangible equity:
Net income (loss) GAAP	$3,115	$4,780	$3,060	$1,583	$695

Average stockholders’ equity	$106,434	$101,568	$98,923	$96,683	$96,010
Less: average intangibles	1,587	1,718	1,849	2,116	2,310
Average tangible stockholders’ equity	$104,847	$99,850	$97,074	$94,567	$93,700

Return on average tangible stockholders’ equity	11.79%	19.20%	12.78%	6.66%	2.95%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Three months ended:	Sep 30 2021	Jun 30 2021	Mar 31 2021	Dec 31 2020	Sep 30 2020
Core return on average tangible stockholders’ equity:
Net income (loss) GAAP	$3,115	$4,780	$3,060	$1,583	$695
Adjustments:
Less: Gain on sale of investment securities, net of tax	35	22	194
Add: Acquisition related expenses, net of tax	236	206
Add: Goodwill impairment, net of tax
Net income – Core	$3,316	$4,964	$2,866	$1,583	$695

Average stockholders’ equity	$106,434	$101,568	$98,923	$96,683	$96,010
Less: average intangibles	1,587	1,718	1,849	2,116	2,310
Average tangible stockholders’ equity	$104,847	$99,850	$97,074	$94,567	$93,700

Core return on average tangible stockholders’ equity	12.55%	19.94%	11.97%	6.66%	2.95%

Core return on average assets:
Net income (loss) GAAP	$3,115	$4,780	$3,060	$1,583	$695
Adjustments:
Less: Gain on sale of investment securities, net of tax	35	22	194
Add: Acquisition related expenses, net of tax	236	206
Add: Goodwill impairment, net of tax
Net income – Core	$3,316	$4,964	$2,866	$1,583	$695

Average assets	$1,228,001	$1,313,513	$1,364,225	$1,366,868	$1,354,350
Core return on average assets	1.07%	1.52%	0.85%	0.46%	0.20%

Riverview Financial Corporation

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share data)

Nine months ended:	Sep 30 2021	Sep 30 2020
Core net income per common share:
Net income (loss)	$10,955	$(22,794)
Adjustments:
Less: Gains on sale of investment securities, net of tax	250	644
Add: Acquisition related expenses, net of tax	442
Add: Goodwill impairment, net of tax		24,581
Net income – core	$11,147	$1,143

Average common shares outstanding	9,353,546	9,248,856

Core net income per common share	$1.19	$0.12